As filed with the Securities and Exchange Commission on April 17, 1997

                           Registration No. __________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              COLUMBUS ENERGY CORP.
             (Exact Name of Registrant as Specified in Its Charter)

             Colorado                                        84-0891713
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification No.)

                               1660 Lincoln Street
                                   Suite 2400
                           Denver, Colorado 80264-1901
                                 (303) 861-5252
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              Harry Trueblood, Jr.
                               1660 Lincoln Street
                                   Suite 2400
                           Denver, Colorado 80264-1901
                                 (303) 861-5252
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


          Approximate date of commencement of proposed sale to public:
               From time to time after the effective date of this
        Registration Statement as determined by the Selling Shareholders.

            If the only securities being registered on this Form are
       being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
                          check the following box: [X]



                         CALCULATION OF REGISTRATION FEE


      Title of Each Class                                 Proposed Maximum    Proposed Maximum
         of Securities                 Amount to be        Offering Price    Aggregate Offering      Amount of
       to be Registered                 Registered          Per Share(1)          Price(1)       Registration Fee

         Common Stock,
        $.20 par value               450,029 Shares            $9.875            $4,444,036          $1,347.00



(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(c); based upon the average of the high and low prices of the Registrant's Common Stock, as reported by the American Stock Exchange, on April 14, 1997.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Subject to Completion, dated April 17, 1997

PROSPECTUS

                                 450,029 Shares
                              COLUMBUS ENERGY CORP.
                                  Common Stock
                                ($.20 Par Value)



       This Prospectus relates to 450,029 shares (the "Shares") of Common Stock, $.20 par value per share (the " Common Stock"), of Columbus Energy Corp. ("Columbus" or the "Company"), to be offered and sold from time to time by certain stockholders (the "Selling Shareholders") referred to in this Prospectus. The Company has been advised that the Shares may be sold through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. To the extent required, the number of Shares to be sold, the purchase price, the name of any broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such broker-dealers with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Shareholders from the sale of the Shares so offered will be the purchase price of the Shares sold less the aggregate commissions, discounts and other compensation, if any, paid to broker-dealers and other expenses of the offering and sale of the Shares. See "Plan of
Distribution." The Company knows of no selling arrangement between any broker-dealer and the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares but will bear all of the expenses thereof. See "Plan of Distribution."


       The shares of the Company's Common Stock are listed on the American Stock Exchange and the Pacific Stock Exchange under the symbol EGY. On ________, 1997 the closing sale price of the Common Stock as reported on the American Stock Exchange was $_____ per share.


       The Selling Shareholders and any broker-dealers that participate with the Selling Shareholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under such Act. See "Plan of Distribution."

    THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.
                           See "Risk Factors," page 3.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               _____________, 1997

                              AVAILABLE INFORMATION

         Columbus is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and officers, their remuneration, options granted to them, the principal holders of securities of Columbus and any material interest of such persons in transactions with Columbus is disclosed in proxy statements distributed to shareholders and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission: Chicago Regional Office, Suite 1400, 500 West Madison, Chicago, Illinois 60661-2511; and New York Regional Office, 75
Park Place, New York, New York 10007, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov. The Company's Common Stock is listed on the American and Pacific Stock Exchanges, and such reports, proxy statements and other information may also be inspected at the offices of those Exchanges.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1996; and

2. The Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1997.

3. The Company's Current Reports on Form 8-K filed January 13, 1997 and February 12, 1997.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares described in this Prospectus shall be deemed to be incorporated in and made a part of this Prospectus by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or telephone requests should be directed to Columbus Energy Corp., 1660 Lincoln Street, Suite 2400, Denver, Colorado 80264-1901, Attention: H. C. Gutjahr, Secretary, (303) 861-5252.


                                  RISK FACTORS

         The securities offered by this Prospectus involve a high degree of risk. Each prospective purchaser of the Shares offered hereby should carefully read the entire Prospectus but should give special consideration to the risk factors described below.

Fluctuation in Prices of Oil and Natural Gas

         The Company's revenues and earnings are dependent to a large degree on prevailing prices for oil and natural gas and the replacement of produced reserves which are economic at those prices. For the past twenty years, oil and natural gas prices have been volatile and are expected to continue to be so in the future. Currently, more than 66% of the Company's revenues are derived from the production and sale of natural gas, which in turn causes cash flow and net earnings to be more affected by the volatility of natural gas prices than oil prices.

Drilling Risks

         The Company's oil and natural gas operations are subject to all of the business risks typically associated with drilling for oil and natural gas. These risks often include the expenditure of large amounts of money for identification and acquisition of prospective leasehold acreage with no assurance that oil and natural gas will be found in commercial quantities when a well is drilled.

Operating Hazards and Uninsured Risks

     The oil and gas business involves numerous operating risks, including fire, explosion, pipe failure, casing collapse, abnormally pressured formations, and environmental hazards such as oil spills, natural gas leaks, and discharges of toxic gases. The occurrence of any of these events with respect to any property operated or owned (in whole or in part) by the Company could have a material adverse effect on the Company's financial condition. The Company and the operators of its properties maintain insurance in accordance with customary industry practices and in amounts that management believes to be reasonable. However, insurance coverage is not always economically feasible and cannot always be obtained, without significant exclusions, in amounts sufficient to cover all types of operational risks. The occurrence of a significant event that is not fully insured could have a material adverse effect on the Company's financial condition.

Competition

         The oil and natural gas industry is highly competitive. The Company competes with others for property acquisitions and for opportunities jointly to explore or to develop and produce oil and natural gas. The Company's competitors include major companies and other independent energy concerns, including individual operators. Many of these competitors have substantially greater financial and other resources than the Company.

Potential Adverse Impact of Environmental and Other Governmental Regulation

         Oil and natural gas operations are subject to various regulation and legislation of the federal and state governments, including environmental laws. To date, the Company has not had to expend significant resources in order to satisfy environmental laws and regulations presently in effect. However, compliance costs under any new laws and regulations that might be enacted could become material. Additional matters that are, or have been from time to time, subject to governmental regulation include land tenure, royalties, production rates, spacing, completion procedures, water injection, unitization, and the maximum price at which products could be sold.

Potential Adverse Effects of Weather on Results of Operations

         The results of operations of Columbus can be adversely affected by weather conditions, which can also bring about lower energy usage or increased availability of alternative energy sources, which in turn reduces the demand for and prices for natural gas and oil produced by the Company.

Uncertainty of Estimates of Oil and Gas Reserves and Future Net Revenues

     The Company's recent annual report on Form 10-K for fiscal year 1996 contained estimates of the Company's oil and natural gas reserves and the discounted future net revenues to be realized from those reserves, as prepared by independent petroleum engineers, for fiscal years 1996, 1995 and 1994. There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves, including many factors beyond the control the Company. The estimates in Form 10-K utilize assumptions that the Securities and Exchange Commission ("SEC") requires all public companies, including Columbus, to follow, such as using constant oil and gas prices with no escalation allowed except as specifically provided for by contract. Such estimates are inherently imprecise indications of future net revenues. Actual future production, revenues, taxes, operating expenses, development expenditures and quantities of recoverable oil and natural gas reserves might vary substantially from those estimates and assumptions. Any significant variance in such assumptions could materially affect the estimated quantity and value of reserves set forth in such estimates. In addition, the Company's reserves might be subject to revision based upon future production results, future exploitation and development successes or failures, actual prices received and other unpredictable factors.

Dividends

         Columbus does not at this time plan to pay cash dividends on its Common Stock, since it intends to use its available cash to expand its business.


                                   THE COMPANY

         Columbus was incorporated under the laws of the State of Colorado on October 7, 1982. Columbus engages in the production and sale of crude oil, condensate and natural gas, as well as the acquisition and development of leaseholds and other interests in oil and gas properties, and also acts as manager and operator of oil and gas properties for itself and others. It also engages in the business of compression, transmission and marketing of natural gas through its wholly owned subsidiary, Columbus Gas Services, Inc. ("CGSI"). The Company's principal office is located at 1660 Lincoln Street, Suite 2400, Denver, Colorado 80264 and its telephone number is (303) 861-5252.


                              SELLING SHAREHOLDERS

         The Selling Shareholders, whose names appear in the following table, are all officers and directors or immediate family members of directors. Each Selling Shareholder has held the position (or had the family relationship) set forth below his or her name in the following table for at least the past three years.

         The following table sets forth: (i) the names and position of each Selling Shareholder; (ii) the number of shares of Common Stock owned by them;
(iii) the number of shares underlying stock options held by them; (iv) the number of shares to be offered by them; and (v) the number of shares and percentage of class to be owned by them after completion of the Offering. None of the Selling Shareholders has had any position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates, other than as described below.




                                                                                                                 Percent
                                                                                                                of Class
                                                                                            Number of             After
                                                                      Number of           Shares to be         Completion
                                                Number of               Shares             Owned Upon            of the
                                                 Shares            Offered in this         Completion         Offering (if
                  Name and Position           Owned, Under             Offering              of this            more than
                                                 Option                                     Offering               1%)
==========================================   ================= ====================== ===================  =================

Harry A. Trueblood, Jr. - Chairman of the      810,353(1)             225,088(1)             585,265              18.9
Board, Executive Officer, and Director
Clarence H. Brown                               50,576(2)              47,760(2)               2,816               nil
Executive Vice President and Director
Michael M. Logan                                32,792(3)              29,443(3)               3,349               nil
Vice President
Corporate Development
Ronald H. Beck                                  32,667(4)              29,318(4)               3,349               nil
Vice President
Harold C. Gutjahr                               21,178(5)              6,178 (5)              15,000               nil
Corporate Secretary
James P. Garrett                                31,312(6)              28,240(6)               3,072               nil
Treasurer
J. Samuel Butler                                16,266(7)             12,066 (7)               4,200               nil
Director
Jerol M. Sonosky                                17,161(7)              12,961(7)               4,200               nil
Director
Donald W. Ringsby                               28,554(7)              24,354(7)               4,200               nil
Director
Karen Ringsby                                   16,940                 16,940                    -0-               nil
Wife of director
William H. Blount, Jr.                          12,803(7)               8,603(7)               4,200               nil
Director
                                             ------------------ ---------------------- -------------------
                                             1,070,602                440,951                629,651

                                             ================== ====================== ===================

(1)  Includes 25,000 shares under stock options, exercisable at $7.50 per share.

(2) Includes 47,760 shares under stock options, 19,360 exercisable at $8.4195 per share, 11,000 at $8.4659 per share, 5,400 at $7.9375 per share and 12,000 at $7.50 per share.

(3) Includes 29,024 shares under stock options, 8,000 exercisable at $7.9375 per share, 13,024 at $6.625 per share and 8,000 at $7.50 per share.

(4) Includes 29,024 shares under stock options, 8,000 exercisable at $7.9375 per share, 13,024 at $6.625 per share and 8,000 at $7.50 per share.

(5)  Includes 4,000 shares under stock options exercisable at $7.50 per share.

(6) Includes 27,728 shares under stock options 7,000 exercisable at $7.50 per share, 7,260 at $8.4195 per share, 5,500 at $8.4659 per share, 968 at
     $5.8885 per share and 7,000 at $7.9375 per share.

(7)  Includes 8,000 shares under stock options exercisable at $7.375 per share.


               In addition to the shares listed above, an additional 6,000 shares are being registered, which shares will be offered by approximately nine officers and directors who are deemed affiliates of the Company and who may acquire shares under the Company's 1993 Employee Stock Purchase Plan. Also included are 3,078 shares underlying non-qualifying stock options held by three employees which are exercisable at $5.8885 to $10.625 per share. Since none of the shares are presently outstanding, the names and the amounts of shares they will offer will be added by a Post Effective Amendment to this Prospectus.

                              PLAN OF DISTRIBUTION

               All of the Shares offered hereby are being sold by the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares.

               The Company has been advised that the Shares may be sold from time to time by the Selling Shareholders, or by any pledgee or other successor in interest to the Selling Shareholders, in regular brokerage transactions on a national securities exchange or in the over-the-counter market, in transactions directly with market makers, in privately negotiated transactions, or through a combination of such methods at fixed prices (which may be changed), at market prices prevailing at the time of sale, or at negotiated prices.

               The Selling Shareholders, or any pledgee or other successor in interest, may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders, any pledgee or other successor in interest, or the purchasers of Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both (which compensation, as to a particular broker-dealer, may be in excess of customary commissions).The Selling Shareholders and any such underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriters, dealers and agents may engage in transactions with, and perform services for, the Company.

               Any Shares offered hereby which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to any of the foregoing means of distribution.

               At the time a particular offer of Shares is made by the Selling Shareholders or any pledgee or other permitted assignee or other successor in interest, to the extent required, a Prospectus Supplement will be distributed which will set forth the aggregate number of Shares being offered, and the terms of the offering, including the public offering price thereof, the name or names of any permitted assignee or other successor in interest, the name or names of any underwriters, dealer or agents, any underwriting discounts, commissions and other items constituting compensation from, and the resulting net proceeds to, the Selling Shareholders or any permitted assignee or other successor in interest, any discounts, commissions or concessions allowed or reallowed or paid to dealers and, if applicable, the purchase price to be paid by any underwriter for the Shares purchased from the Selling Shareholders or any permitted assignee or other successor in interest.


               Certain expenses in connection with the distribution of the Shares, including fees and expenses of the Company's counsel and accountants, filing fees and printing expenses, will be borne by the Company. Each Selling Shareholder will bear his or her own legal and accounting expenses, if any, as well as all transfer taxes, discounts, concessions, commissions or other compensation received by broker-dealers.

                          DESCRIPTION OF CAPITAL STOCK

               The Company is authorized to issue 20,000,000 shares of Common Stock and up to 5,000,000 shares of Preferred Stock, no par value ("Preferred Stock"). The following summary of certain provisions of the Company's Amended and Restated Articles of Incorporation and Bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, all provisions of such Amended and Restated Articles of Incorporation and Bylaws, copies of which are filed as exhibits to this Registration Statement.

Common Stock

               Each  share  of  Common   Stock  has  one  vote  Subject  to  the
preferential rights of holders of any then outstanding Preferred Stock, the holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available for such payment. Holders of Common Stock have no preemptive rights to purchase additional shares. Subject to the preferential rights of holders of any then outstanding Preferred Stock, the holders of Common Stock are entitled to share ratably in the assets of the Company available for distribution to stockholders in the event of the Company's liquidation, dissolution or winding up.

               The holders of Common Stock have no cumulative voting rights in the election of directors. The Company's Amended and Restated Articles of Incorporation also provides that the Board of Directors be divided into two classes of approximately equal size, with one class to be elected for a two-year term at each annual meeting of shareholders.

Preferred Stock

     The Preferred Stock is issuable, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors. All shares of any one series of the Preferred Stock are required to be identical in every particular and all series are required to rank equally and be identical in all respects, except insofar as they may vary with respect to matters which the Board is expressly authorized by the Company's Amended and Restated Articles of Incorporation to determine in the resolution or resolutions providing for the issue of any series of the Preferred Stock. No assurance can be given that the terms of any series of Preferred Stock will not materially limit or qualify the rights of the holders of Common Stock. No shares of Preferred Stock have been issued.


                                    LEGALITY

     Sherman & Howard L.L.C., 633 17th St., #3000, Denver, Colorado 80202 has issued an opinion with respect to the Legality of the issuance of the Shares being offered pursuant to this Prospectus.


                                     EXPERTS

     The consolidated balance sheets of Columbus Energy Corp. and subsidiaries as of November 30, 1996 and 1995, and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended November 30, 1996, included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1996, are incorporated by reference in this Prospectus and have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The results of the study and report by Reed Ferrill & Associates, independent petroleum engineers and consultants, of the Company's reserves and a separate report on the reserves of the properties located in the Berry Cox field in Texas prepared by Huddleston & Co., Inc., another outside consulting firm, appear in the Company's 1996 Form 10-K, are incorporated by reference in this Prospectus and have been incorporated herein in reliance on the authority of such firms as experts in petroleum engineering.

               This Prospectus contains information concerning the Company and its Common Stock, but does not contain all of the information set forth in the Registration Statement and the Exhibits relating thereto, which the Company has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, and to which reference is hereby made.


                             TABLE OF CONTENTS Page

                                                                           Page
AVAILABLE INFORMATION........................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................2

RISK FACTORS.................................................................3

THE COMPANY .................................................................5

SELLING SHAREHOLDERS.........................................................5

PLAN OF DISTRIBUTION.........................................................7

DESCRIPTION OF CAPITAL STOCK.................................................8

LEGALITY.....................................................................9

EXPERTS......................................................................9

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus or the Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus or the Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer, or in any jurisdiction where such solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so. Neither the delivery of this Prospectus or the Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to its date or that there has been no change in the affairs of the Company since such date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

      Filing Fee..............................................    $1,347.00
      Blue Sky Fees...........................................            0
      Legal Fees..............................................     3,000.00
      Accounting Fees.........................................     3,000.00
      Transfer Agent Fees.....................................       500.00
      Mailing and Miscellaneous...............................     1,000.00
                                                                  ---------

      Total                                                       $8,847.00
                                                                  =========

Item 15.  Indemnification of Directors and Officers

     Section 7-109-102 of the Colorado Business Corporation Act (the "Act") provides, generally, that a corporation may indemnify a person made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), because the person is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a "Director"), against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if he conducted himself in good faith and he reasonably believed, in the case of conduct in an official capacity with the corporation, his conduct was in the corporation's best interests and, in all other cases, his conduct was at least not opposed to the corporation's best interest and, with respect to any criminal proceedings, he had no reasonable cause to believe that his conduct was unlawful; provided, however, a corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding. Under Section 7-109-107 of the Act, unless otherwise provided in the Articles of Incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as to a Director and may indemnify an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

         Section 7-108-402 of the Act provides, generally, that the Articles of Incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in ss. 7-108-403, or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective.

         Article  VI  of  the  Company's   Amended  and  Restated   Articles  of
Incorporation (the "Articles"), provides as follows:

1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 7-5-114 of the Colorado Corporation Code, or (iv) for any transaction from which the director derived any improper personal benefit. If the Colorado Corporation Code is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

2. A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Colorado Corporation Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss
     (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement), reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs or personal representative; provided, however, that except as provided in subparagraph B. hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph shall be a contract right.

B. Right of Indemnitee to Bring Suit. If a claim under subparagraph A of this paragraph is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Colorado Corporation Code, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Colorado
     Corporation Code. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Colorado Corporation Code, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this paragraph or otherwise shall be on the Corporation.

C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this paragraph shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors and does not restrict the Corporation's right to limit the personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, or any other acts which are consistent with the provisions of the Colorado Corporation Code as the same exists or may hereafter be amended.

     The Company has entered into indemnification agreements with each person who is a director of the Company (each director, an "indemnitee"). The indemnification agreements provide for indemnification against any and all damages, judgments, settlements and costs, costs of investigation and costs of defense of legal actions, claims, or proceedings and appeals therefrom and costs of attachment or similar bonds which indemnitee becomes legally obligated to pay because of any claim or claims made against indemnitee because of any act or omission or neglect or breach of duty, including any actual or alleged error misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director of the Company or of certain subsidiaries of the Company and solely because of his being a director; and for the advancement or reimbursement of reasonable expenses (including attorneys' fees) if the indemnitee furnishes the Company a written affirmation of his good faith belief he has met the standard of conduct permitting indemnification under applicable law, the director furnishes the Company a written undertaking to repay the advance if it is determined he did not meet such standard of conduct, and the Company determines that the facts then known to those making the determination will not preclude indemnification under Colorado law provided that the Company shall not have determined that the director would not be permitted to be so indemnified under applicable law.

         In addition, the indemnification agreement provides that if the Company determines that the director is not permitted to be indemnified, the director is not required to reimburse the Company until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed and the Company is not obligated to indemnify or advance any additional amounts to the director (unless there has been a determination by a court of competent jurisdiction that the director would be permitted to be so indemnified under applicable law). The indemnification agreements also entitle the director to be paid the expense of prosecuting a claim against a company to collect an indemnity claim or advancement of expenses from the Company. The Company is not liable to make any payment under the indemnification agreement
(i) to the extent payment is actually made to the director under an insurance policy; (ii) to the extent the director is entitled to indemnity and/or payment under an insurance policy; (iii) to the extent the director is indemnified by the Company otherwise than pursuant to the indemnification agreement; (iv) to the extent such indemnity is prohibited under Colorado law, the Amended and Restated Articles of Incorporation or other applicable law; (v) for an accounting of profits made from the purchase or sale by the director of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or (vi) if a court holds that such payment is prohibited by applicable law or is against public policy.

The Company may purchase liability insurance policies covering its directors and officers.

Item 16.  Exhibits

(a)  Exhibits:

     The following exhibits are filed herewith, except those exhibits marked with an asterisk which are incorporated herein by reference as stated in the description:

Exhibit No.

*4(a) Amended  and  Restated   Articles  of  Incorporation   (Exhibit   3(a)  to
      Registration Statement No. 33-17885). Exhibit "a" to Form 10-Q dated July 13, 1990 and Exhibit 3(1)(a) to Form 8-K dated May 11, 1995).

*4(b) Amended By-Laws (Exhibit to Form 8-K dated February 16, 1995).

5     Opinion of Sherman & Howard L.L.C.

23(a) Consent of Coopers & Lybrand L.L.P.

23(b) Consent of Reed W. Ferrill & Associates, Inc.

23(c) Consent of Huddleston & Co., Inc.

23(d) Consent of Sherman & Howard L.L.C. (included in Exhibit 5)

--------
      * Incorporated by reference to document(s) described in parentheses.

Item 17. Undertakings

         The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement:

     (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel theter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and County of Denver, State of Colorado on the 15 day of April, 1997.

                                        COLUMBUS ENERGY CORP.


                                        By:      /s/ Harry A. Trueblood, Jr.
                                        ------------------------------------
                                          Harry A. Trueblood, Jr.
                                          Chairman of the Board, President
                                          and Chief Executive Officer
ATTEST:

/s/ H. C. Gutjahr
------------------------
H. C. Gutjahr, Secretary

(SEAL)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry A. Trueblood, Jr. and H. C. Gutjahr, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                         Title             Date

Principal Executive Officer

/s/ Harry A. Trueblood, Jr.                   Chairman of the
Harry A. Trueblood, Jr.                       Board             April 15, 1997


Principal Financial and Accounting Officer

/s/ Ronald H. Beck                            Vice President    April 15, 1997
--------------------------------------------
Ronald H. Beck


Majority of Board of Directors

/s/ J. S. Butler                              Director          April 15, 1997
--------------------------------------------

/s/ W. H. Blount, Jr.                         Director          April 14, 1997
--------------------------------------------

/s/Clarence H. Brown                          Director          April 15, 1997
--------------------------------------------

/s/ Harry A. Trueblood, Jr.                   Director          April 15, 1997
--------------------------------------------

                                INDEX TO EXHIBITS

Exhibit No.
-----------
*4(a)       Amended and Restated Articles of Incorporation (Exhibit 3(a) to
            Registration Statement No. 33-17885.  Exhibit "a" to Form 10-Q dated
            July 13, 1990 and Exhibit 3(1)(a) to Form 8-K dated May 11, 1995).
*4(b)       Amended By-Laws (Exhibit to Form 8-K dated February 16, 1995).
  5         Opinion of Sherman & Howard L.L.C.
 23(a)      Consent of Coopers & Lybrand L.L.P.
 23(b)      Consent of Reed W. Ferrill & Associates, Inc.
 23(c)      Consent of Huddleston & Co., Inc.
 23(d)      Consent of Sherman & Howard L.L.C. (included in Exhibit 5)

--------
      * Incorporated by reference to document(s) described in parentheses.

Columbus Energy Corp.
April 15, 1997
Page 2


                                    EXHIBIT 5

                                 April 15, 1997

Columbus Energy Corp.
1660 Lincoln Street, Suite 2400
Denver, Colorado  80264

     Re:  Validity of Common Stock

Ladies and Gentlemen:

     We have acted as special counsel to Columbus Energy Corp., a Colorado corporation (the "Company"), in connection with its Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on April 17, 1997 relating to approximately 450,029 shares of the Company's Common Stock, $.20 par value per share ("Common Stock") owned by certain selling shareholders named in the Registration Statement (the "Selling Shareholders") or to be acquired by the Selling Shareholders upon exercise of outstanding options (the "Options") or pursuant to the Company's 1993 Employee Stock Purchase Plan (the "Plan").

     We have examined the Company's Amended and Restated Articles of Incorporation, as amended, and Bylaws, and minutes of the proceedings of the Board of Directors of the Company authorizing the grant of the Options, the approval of the Plan and the shares to be issued pursuant to the Plan and the issuance of the Common Stock, including Common Stock issuable upon exercise of the Options. We have also examined such other documents and records, and we have made such inquiries of officers and representatives of the Company as we have deemed necessary to render the opinions set forth herein.

     Based upon the foregoing examination, we advise you that in our opinion:

     (1) The shares of Common Stock owned by the Selling Shareholders as of the date hereof and being offered pursuant to the Registration Statement have been duly authorized and are validly issued, and, to our knowledge, fully paid and nonassessable; and

     (2) The shares of Common Stock issuable upon exercise of the Options have been duly authorized and reserved for issuance upon such exercise and,

Columbus Energy Corp.
April 15, 1997
Page 2


          if and when issued upon such exercise in accordance with the terms of the Options, will be validly issued, fully paid and nonassessable.

     (3) The shares of Common Stock issuable pursuant to the Plan have been duly authorized and reserved for issuance pursuant to purchases made under the Plan and, if and when issued upon such purchase in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules of the Securities and Exchange Commission thereunder.

                                            Yours truly,

                                            /s/ Sherman & Howard L.L.C.
                                            ---------------------------
                                            SHERMAN & HOWARD L.L.C.

                                  EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Columbus Energy Corp. on Form S-3 (File No. 1-9872) of our report dated February 11, 1997, on our audits of the consolidated financial statements of Columbus Energy Corp. as of November 30, 1996 and 1995, and for each of the three years in the period ended November 30, 1996, which report is included in the Columbus Energy Corp. 1996 Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts".



/s/ Coopers & Lybrand L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.

Denver, Colorado
April 14, 1997

                                  EXHIBIT 23(b)

                                 April 11, 1997


Columbus Energy Corp.
1660 Lincoln Street, Suite 2400
Denver, Colorado 80264


     Reed W. Ferrill & Associates, Inc. consents to the use of its name and its reports dated February 12, 1997 entitled "Columbus Energy Corp., Reserve and Revenue Forecast as of November 30, 1996, Constant Prices and Costs" in whole or in part, by Columbus Energy Corp. (Columbus) in this Form S-3 to the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts".

                                             for and on behalf of
                                             Reed W. Ferrill & Associates, Inc.



                                             /s/ Reed W. Ferrill
                                             -------------------
                                             Reed W. Ferrill
                                             President

RWF/mlb

                                  EXHIBIT 23(c)

                                 April 11, 1997


Columbus Energy Corp.
1660 Lincoln Street, Suite 2400
Denver, Colorado 80264

Huddleston & Co., Inc., consents to the use of its name and its report dated January 8, 1997, entitled "Columbus Energy Corp., Berry R. Cox Field, Estimated Reserves and Revenues, as of November 30, 1996, Constant Product Prices and Costs" in whole or in part by Columbus Energy Corp. (Columbus) in Columbus' Form S-3 to the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts."

                                                     For and On Behalf of

                                                     HUDDLESTON & CO., INC.



                                                     /s/ Peter D. Huddleston
                                                     -----------------------
                                                     Peter D. Huddleston, P.E.
                                                     President

PDH:dl

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